EXHIBIT 99.1

Second Quarter 2023 Results
•Net income of $133 million, or $0.64 per common share
•Operating net income of $169 million, or $0.81 per common share[1]
•Consolidated asset balances of $54 billion at quarter end
•Loan balances of $37 billion and deposit balances of $41 billion at quarter end
•Estimated CET1 and total capital ratios of 9.1% and 11.1% at quarter end

00

COLUMBIA BANKING SYSTEM, INC. REPORTS SECOND QUARTER 2023 RESULTS
$0.64	$0.81	$23.16	$15.02
Earnings per diluted common share	Operating earnings per diluted common share [1]	Book value per common share	Tangible book value per common share [1]
0

CEO Commentary
"Our teams continued to drive success during the second quarter, which was characterized by further integration progress and relationship-focused business activity,” said Clint Stein, President and CEO. “We successfully completed planned branch consolidations during the quarter, and though merger-related expenses continued to impact our reported results, we remain on track to achieve our guided cost-savings expectations by the end of the third quarter, with additional opportunities already identified. We are not immune to quantitative actions affecting industry deposit balances and contributing to the modest remix of our deposit base. However, our talented associates, service-driven operating model, and expansion in newer markets provide us with the opportunities and resources to retain our favorable placement within the industry.”

–Clint Stein, President and CEO of Columbia Banking System, Inc.

2Q23 HIGHLIGHTS (COMPARED TO 1Q23)

Net Interest Income and NIM
•Net interest income increased by $109 million or 29% on a linked-quarter basis due to the full quarter run rate as a combined organization, which offset the impact of higher funding costs related to deposit and liability mix shift and rising interest rates.

•Net interest margin was 3.93%, down 15 basis points from the prior quarter. Excluding purchase accounting accretion and amortization, net interest margin was 3.32%, down 41 basis points from the prior quarter due primarily to higher funding costs.

Non-Interest Income and Expense	•Non-interest income decreased by $15 million due primarily to a $24 million linked-quarter unfavorable change related to cumulative non-merger fair value accounting and hedges.
•Non-interest expense decreased by $14 million as lower merger-related expenses and the realization of cost savings offset the full quarter run rate of the combined organization.

Credit Quality	•Net charge-offs were 0.30% of average loans and leases (annualized) and centered in the FinPac portfolio.
•Provision expense of $16 million reflects stabilizing credit trends in the FinPac portfolio, changes in the economic forecasts used in credit models, and portfolio mix changes.
•Non-performing assets to total assets was 0.15%.

Capital	•Estimated total risk-based capital ratio of 11.1% and estimated common equity tier 1 risk-based capital ratio of 9.1%.
•Declared a quarterly cash dividend of $0.36 per common share on May 15, 2023, which was paid June 15, 2023.

Notable items	•Sold $373 million in non-relationship loans and reclassified an additional $118 million to loans held for sale.
•Entered into an agreement to sell approximately one-third of the MSR portfolio, which relates to the non-relationship component of the serviced loan portfolio.
•$30 million in merger-related expenses.

2Q23 KEY FINANCIAL DATA

PERFORMANCE METRICS		2Q23		1Q23		2Q22
Return on average assets		1.00%		(0.14)%		1.04%
Return on average tangible common equity[1]		16.63%		(2.09)%		12.23%
Operating return on average assets[1]		1.27%		0.74%		1.06%
Operating return on average tangible common equity[1]		21.13%		10.64%		12.49%
Net interest margin		3.93%		4.08%		3.41%
Adjusted net interest margin[1]		3.32%		3.73%		3.40%
Efficiency ratio		62.60%		79.71%		59.12%

INCOME STATEMENT ($ in 000s, excl. per share data)		2Q23		1Q23		2Q22
Net interest income		$483,975		$374,698		$248,170
Provision for credit losses		$16,014		$105,539		$18,692
Non-interest income		$39,678		$54,735		$55,235
Non-interest expense		$328,559		$342,818		$179,574
Pre-provision net revenue [1]		$195,094		$86,615		$123,831
Operating pre-provision net revenue[1]		$243,114		$195,730		$125,994
Earnings per common share - diluted [2]		$0.64		($0.09)		$0.61
Operating earnings per common share - diluted [1,2]		$0.81		$0.46		$0.62
Dividends paid per share [2]		$0.36		$0.35		$0.35

BALANCE SHEET		2Q23		1Q23		2Q22
Total assets	$53.6	B	$54.0	B	$30.1	B
Loans and leases	$37.0	B	$37.1	B	$24.4	B
Total deposits	$40.8	B	$41.6	B	$26.1	B
Book value per common share [2]		$23.16		$23.44		$19.47
Tangible book value per share[1,2]		$15.02		$15.12		$19.42
Tangible book value per share, ex AOCI [1,2]		$17.03		$16.56		$21.80
Investor Contact
Jacquelynne "Jacque" Bohlen, SVP/Investor Relations Director, 503-727-4117, jacquebohlen@umpquabank.com
1 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for the comparable GAAP measurement.
2 Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the UHC merger of 0.5958.

Columbia Banking System, Inc. Reports Second Quarter 2023 Results
July 19, 2023

Organizational Update
Columbia Banking System, Inc. ("Columbia", "we", or "our") completed the planned consolidation of 47 branches during the latter half of the second quarter. We remain on track to realize the previously communicated $135 million in annualized cost-savings expectations by the end of the third quarter.

On February 28, 2023, Columbia completed its merger with Umpqua Holdings Corporation ("UHC"), combining the two premier banks in the Northwest to create one of the largest banks headquartered in the West ("the merger"). Columbia's financial results for any periods ended prior to February 28, 2023 reflect UHC results only on a standalone basis. In addition, Columbia's reported financial results for the first quarter of 2023 reflect UHC financial results only until the closing of the merger after the close of business on February 28, 2023. As a result of these two factors, Columbia's financial results for the first and second quarters of 2023 and the six months ended June 30, 2023 may not be directly comparable to prior reported periods. The number of shares issued and outstanding, earnings per share, additional paid-in capital, and all references to share quantities or metrics of Columbia have been retrospectively restated to reflect the equivalent number of shares issued in the merger as the merger was treated as a reverse merger. Under the reverse acquisition method of accounting, the assets and liabilities of Columbia as of February 28, 2023 ("historical Columbia") were recorded at their respective fair values.

Net Interest Income
Net interest income was $484 million for the second quarter of 2023, up $109 million from the prior quarter. The increase, which includes $74 million of purchase accounting accretion and amortization compared to $32 million in the first quarter, reflects the benefit of a full quarter run rate as a combined organization, partially offset by higher funding costs related to deposit and liability mix shift and rising interest rates.

Columbia's net interest margin was 3.93% for the second quarter of 2023, down 15 basis points from 4.08% for the first quarter of 2023. Excluding purchase accounting accretion and amortization, the net interest margin was 3.32% for the second quarter of 2023 compared to 3.73% for the first quarter of 2023. The cost of interest-bearing deposits increased 32 basis points on a linked-quarter basis to 1.64% for the second quarter of 2023, which compares to 1.83% for both the month of June and at June 30, 2023. Please refer to the Q2 2023 Earnings Presentation for additional net interest margin change details and interest rate sensitivity information as well as our non-GAAP disclosures in this press release for the impact of purchase accounting accretion and amortization on individual line items.

Non-interest Income
Non-interest income was $40 million for the second quarter of 2023, down $15 million from the prior quarter. A $24 million unfavorable change in cumulative fair value adjustments and mortgage servicing rights ("MSR") hedging activity offset the benefit of the full quarter run rate as a combined organization. A net fair value loss of $16 million in the second quarter compares to a net fair value gain of $8 million in the first quarter, as detailed in our non-GAAP disclosures. The planned sale of approximately one-third of our MSR and the associated accounting treatment was the primary driver of the ineffectiveness of our MSR hedging activity during the second quarter. The transaction, which we expect to close at the end of the third quarter or beginning of the fourth quarter, relates to a non-relationship component of our serviced loan portfolio, and the transaction is expected to be accretive to capital given the impact to risk-weighted assets from the reduction in our MSR balance.

Non-interest Expense
Non-interest expense was $329 million for the second quarter of 2023, down $14 million from the prior quarter level. The decrease reflects an $86 million decline in merger-related expenses, which were $30 million in the second quarter, and the realization of cost savings, with the impact partially offset by the full quarter run rate of the combined organization. Please refer to the Q2 2023 Earnings Presentation for additional expense details, including an update on realized merger-related cost-savings through June 30, 2023.

Balance Sheet
Total consolidated assets were $53.6 billion as of June 30, 2023, compared to $54.0 billion as of March 31, 2023. Cash and cash equivalents was $3.4 billion as of June 30, 2023, a decrease of $228 million relative to March 31, 2023. We continued to maintain a higher on-balance sheet level of liquidity during the second quarter. Including secured off-balance sheet lines of credit, total available liquidity was $18.1 billion as of June 30, 2023, representing 34% of total assets, 44% of total deposits, and 134% of uninsured deposits. Please refer to the Q2 2023 Earnings Presentation for additional details related to our liquidity position.

Available for sale securities, which are held on balance sheet at fair value, were $9.0 billion as of June 30, 2023, a decrease of $251 million relative to March 31, 2023, as paydowns and a decline in the fair value of the portfolio were only partially offset by accretion of the discount on historical Columbia securities. Please refer to the Q2 2023 Earnings Presentation for additional details related to our securities portfolio.

Columbia Banking System, Inc. Reports Second Quarter 2023 Results
July 19, 2023

Gross loans and leases were $37.0 billion as of June 30, 2023, essentially unchanged from March 31, 2023, as net organic growth during the quarter was offset by the sale of $373 million in loans and the corresponding reclassification of $118 million in balances to loans held for sale. "We elected to sell approximately $500 million in loans that were transactional in nature during the quarter," commented Chris Merrywell, President of Umpqua Bank. "Our teams remain focused on generating balanced growth through existing and new customer relationships, which contributed to 5% annualized growth in the second quarter when loan sales and transfers are excluded." Please refer to the Q2 2023 Earnings Presentation for additional details related to our loan portfolio, which include underwriting characteristics, the composition of our commercial portfolios, and disclosure related to our office portfolio.

Total deposits were $40.8 billion as of June 30, 2023, a decrease of $751 million relative to March 31, 2023. "Our deposit balances continued to be affected by market liquidity tightening, the impact of inflation on customer spending, and commercial customers' deployment of cash, which includes tax payments," stated Mr. Merrywell. "Declining balances do not reflect customer attrition, and to date we have not experienced any adverse impact from the planned branch consolidations completed during the quarter given our teams' dedication to limiting any potential disruption to customers from the activity." Please refer to the Q2 2023 Earnings Presentation for additional details related to deposit characteristics and flows.

Credit Quality
The allowance for credit losses was $424 million, or 1.15% of loans and leases, as of June 30, 2023, compared to $436 million, or 1.18% of loans and leases, as of March 31, 2023. The provision for credit losses was $16 million for the second quarter of 2023 and is reflective of stabilizing credit trends in the FinPac portfolio; changes between the February 2023 and May 2023 economic forecasts; and portfolio mix changes, which include the reserve release associated with loan sales completed during the quarter. Please refer to the Q2 2023 Earnings Presentation for additional details related to the allowance for credit losses and other credit trends.

Net charge-offs were 0.30% of average loans and leases (annualized) for the second quarter of 2023, compared to 0.23% for the first quarter of 2023. Net charge-off activity continued to be centered in the FinPac portfolio, which experienced an anticipated increase in charge-offs. Bank charge-off activity remained low at 0.03% of average bank loans. As of June 30, 2023, non-performing assets were $80 million, or 0.15% of total assets, compared to $76 million, or 0.14% as of March 31, 2023.

Capital
As of June 30, 2023, Columbia's book value per common share decreased to $23.16, compared to $23.44 at March 31, 2023. The linked-quarter change in book value primarily reflects a change in accumulated other comprehensive (loss) income ("AOCI") to $(419) million at June 30, 2023, compared to $(300) million at the prior quarter-end. The change in AOCI is due primarily to a reduction in the tax-effected net unrealized loss on available for sale securities to $403 million at June 30, 2023, compared to $295 million at March 31, 2023. Tangible book value per common share3 decreased to $15.02, compared to $15.12 at March 31, 2023.

Columbia's estimated total risk-based capital ratio was 11.1% and its estimated common equity tier 1 risk-based capital ratio was 9.1% as of June 30, 2023, compared to 10.9% and 8.9%, respectively, at March 31, 2023. Columbia remains above current “well-capitalized” regulatory minimums. "Our regulatory capital ratios expanded as anticipated during the second quarter, due in part to the realization of loan and investment securities discount accretion," stated Ron Farnsworth, Chief Financial Officer of Columbia. "We expect meaningful capital build over time to enhance future deployment opportunities." The regulatory capital ratios as of June 30, 2023 are estimates, pending completion and filing of Columbia's regulatory reports.

Earnings Presentation and Conference Call Information
Columbia's Q2 2023 Earnings Presentation provides additional disclosure. A copy will be available on our investor relations page: www.columbiabankingsystem.com.

Columbia will host its second quarter 2023 earnings conference call on July 19, 2023, at 2:30 p.m. PT (5:30 p.m. ET). During the call, Columbia's management will provide an update on recent activities and discuss its second quarter 2023 financial results. Participants may register for the call using the below link to receive dial-in details and their own unique PINs or join the audiocast. It is recommended you join 10 minutes prior to the start time.

Register for the call: https://register.vevent.com/register/BIdd0fac4229134dff9718a687c2bb37fc
Join the audiocast: https://edge.media-server.com/mmc/p/9uf3dn2p
Access the replay through Columbia's investor relations page: www.columbiabankingsystem.com

3 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for the comparable GAAP measurement.

Columbia Banking System, Inc. Reports Second Quarter 2023 Results
July 19, 2023

About Columbia Banking System, Inc.
Columbia (Nasdaq: COLB) is headquartered in Tacoma, Washington and is the parent company of Umpqua Bank, an award-winning western U.S. regional bank based in Lake Oswego, Oregon. In March of 2023, Columbia and Umpqua combined two of the Pacific Northwest's premier financial institutions under the Umpqua Bank brand to create one of the largest banks headquartered in the West and a top-30 U.S. bank. With over $50 billion of assets, Umpqua Bank combines the resources, sophistication and expertise of a national bank with a commitment to deliver personalized service at scale. The bank operates in Arizona, California, Colorado, Idaho, Nevada, Oregon, Utah, and Washington and supports consumers and businesses through a full suite of services, including retail and commercial banking; Small Business Administration lending; institutional and corporate banking; and equipment leasing. Umpqua Bank customers also have access to comprehensive investment and wealth management expertise as well as healthcare and private banking through Columbia Wealth Management and Columbia Trust Company, a subsidiary of Columbia. Learn more at www.columbiabankingsystem.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the Securities and Exchange Commission (the "SEC"). You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "target," "projects," "outlook," "forecast," "will," "may," "could," "should," "can" and similar references to future periods. In this press release we make forward-looking statements about strategic and growth initiatives and the result of such activity. Risks that could cause results to differ from forward-looking statements we make include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, continued inflation and any recession or slowdown in economic growth particularly in the western United States; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that could result in increased loan and lease losses, especially those risks associated with concentrations in real estate related loans; our ability to effectively manage problem credits; the impact of bank failures or adverse developments at or news developments concerning other banks on general investor sentiment regarding the liquidity stability of banks; changes in interest rates that could significantly reduce net interest income and negatively affect asset yields and valuations and funding sources; changes in the scope and cost of FDIC insurance and other coverage; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; changes in laws or regulations; any failure to realize the anticipated benefits of the UHC merger when expected or at all; the possibility that the integration following the UHC merger may be more expensive than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the UHC merger and integration of the companies; the effect of geopolitical instability, including wars, conflicts and terrorist attacks; and natural disasters and other similar unexpected events outside of our control. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of Columbia, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by Columbia's Board of Directors, and may be subject to regulatory approval or conditions.

Columbia Banking System, Inc. Reports Second Quarter 2023 Results
July 19, 2023

Columbia Banking System, Inc. Reports Second Quarter 2023 Results
July 19, 2023

Columbia Banking System, Inc.
Consolidated Statements of Operations
(Unaudited)
	Quarter Ended					% Change
($ in thousands, except per share data)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$552,679	$413,525	$322,350	$278,830	$234,674	34%	136%
Interest and dividends on investments:
Taxable	79,036	39,729	18,108	18,175	17,256	99%	358%
Exempt from federal income tax	6,817	3,397	1,288	1,322	1,369	101%	398%
Dividends	2,581	719	182	86	84	259%	nm
Temporary investments and interest bearing deposits	34,616	18,581	10,319	5,115	2,919	86%	nm
Total interest income	675,729	475,951	352,247	303,528	256,302	42%	164%
Interest expense:
Deposits	100,408	63,613	31,174	9,090	4,015	58%	nm
Securities sold under agreement to repurchase and federal funds purchased	1,071	406	323	545	66	164%	nm
Borrowings	81,004	28,764	8,023	798	50	182%	nm
Junior and other subordinated debentures	9,271	8,470	7,248	5,491	4,001	9%	132%
Total interest expense	191,754	101,253	46,768	15,924	8,132	89%	nm
Net interest income	483,975	374,698	305,479	287,604	248,170	29%	95%
Provision for credit losses	16,014	105,539	32,948	27,572	18,692	(85)%	(14)%
Non-interest income:
Service charges on deposits	16,454	14,312	12,139	12,632	12,011	15%	37%
Card-based fees	13,435	11,561	9,017	9,115	10,530	16%	28%
Financial services and trust revenue	4,512	1,297	25	27	27	248%	nm
Residential mortgage banking (loss) revenue, net	(2,342)	7,816	(1,812)	17,341	30,544	(130)%	(108)%
(Loss) gain on equity securities, net	(697)	2,416	284	(2,647)	(2,075)	(129)%	(66)%
Gain on loan and lease sales, net	442	940	1,531	1,525	1,303	(53)%	(66)%
BOLI income	4,063	2,790	2,033	2,023	2,110	46%	93%
Other income (loss)	3,811	13,603	11,662	(10,571)	785	(72)%	385%
Total non-interest income	39,678	54,735	34,879	29,445	55,235	(28)%	(28)%
Non-interest expense:
Salaries and employee benefits	163,398	136,092	107,982	109,164	110,942	20%	47%
Occupancy and equipment, net	50,550	41,700	34,021	35,042	34,559	21%	46%
Intangible amortization	35,553	12,660	1,019	1,025	1,026	181%	nm
FDIC assessments	11,579	6,113	3,487	3,007	2,954	89%	292%
Merger related expenses	29,649	115,898	11,637	769	2,672	(74)%	nm
Other expenses	37,830	30,355	36,836	28,957	27,421	25%	38%
Total non-interest expense	328,559	342,818	194,982	177,964	179,574	(4)%	83%
Income (loss) before provision (benefit) for income taxes	179,080	(18,924)	112,428	111,513	105,139	nm	70%
Provision (benefit) for income taxes	45,703	(4,886)	29,464	27,473	26,548	nm	72%
Net income (loss)	$133,377	$(14,038)	$82,964	$84,040	$78,591	nm	70%

Weighted average basic shares outstanding (1)	207,977	156,383	129,321	129,319	129,306	33%	61%
Weighted average diluted shares outstanding (1)	208,545	156,383	129,801	129,733	129,673	33%	61%
Earnings (loss) per common share – basic (1)	$0.64	$(0.09)	$0.64	$0.65	$0.61	nm	5%
Earnings (loss) per common share – diluted (1)	$0.64	$(0.09)	$0.64	$0.65	$0.61	nm	5%

nm = not meaningful

(1) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the UHC merger of 0.5958.

Columbia Banking System, Inc. Reports Second Quarter 2023 Results
July 19, 2023

Columbia Banking System, Inc.
Consolidated Statements of Operations
(Unaudited)
	Six Months Ended		% Change
($ in thousands, except per share data)	Jun 30, 2023	Jun 30, 2022	Year over Year
Interest income:
Loans and leases	$966,204	$449,078	115%
Interest and dividends on investments:
Taxable	118,765	35,981	230%
Exempt from federal income tax	10,214	2,741	273%
Dividends	3,300	170	nm
Temporary investments and interest bearing deposits	53,197	4,272	nm
Total interest income	1,151,680	492,242	134%
Interest expense:
Deposits	164,021	7,931	nm
Securities sold under agreement to repurchase and federal funds purchased	1,477	129	nm
Borrowings	109,768	99	nm
Junior and other subordinated debentures	17,741	7,150	148%
Total interest expense	293,007	15,309	nm
Net interest income	858,673	476,933	80%
Provision for credit losses	121,553	23,496	417%
Non-interest income:
Service charges on deposits	30,766	23,594	30%
Card-based fees	24,996	19,238	30%
Brokerage revenue	5,809	38	nm
Residential mortgage banking revenue, net	5,474	91,330	(94)%
Gain on sale of debt securities, net	—	2	(100)%
Gain (loss) on equity securities, net	1,719	(4,736)	nm
Gain on loan and lease sales, net	1,382	3,640	(62)%
BOLI income	6,853	4,197	63%
Other income (loss)	17,414	(2,099)	nm
Total non-interest income	94,413	135,204	(30)%
Non-interest expense:
Salaries and employee benefits	299,490	224,080	34%
Occupancy and equipment, net	92,250	69,388	33%
Intangible amortization	48,213	2,051	nm
FDIC assessments	17,692	7,470	137%
Merger related expenses	145,547	4,950	nm
Other expenses	68,185	54,065	26%
Total non-interest expense	671,377	362,004	85%
Income before provision for income taxes	160,156	226,637	(29)%
Provision for income taxes	40,817	56,889	(28)%
Net income	$119,339	$169,748	(30)%

Weighted average basic shares outstanding (1)	182,325	129,233	41%
Weighted average diluted shares outstanding (1)	182,860	129,685	41%
Earnings per common share – basic (1)	$0.65	$1.31	(50)%
Earnings per common share – diluted (1)	$0.65	$1.31	(50)%

nm = not meaningful

(1) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the UHC merger of 0.5958.

Columbia Banking System, Inc. Reports Second Quarter 2023 Results
July 19, 2023

Columbia Banking System, Inc. Consolidated Balance Sheets
(Unaudited)
						% Change
($ in thousands, except per share data)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$538,653	$555,919	$327,313	$321,447	$315,348	(3)%	71%
Interest bearing cash and temporary investments	2,868,563	3,079,266	967,330	1,232,412	687,233	(7)%	317%
Investment securities:
Equity and other, at fair value	76,361	76,532	72,959	72,277	75,347	0%	1%
Available for sale, at fair value	8,998,428	9,249,600	3,196,166	3,136,391	3,416,707	(3)%	163%
Held to maturity, at amortized cost	2,388	2,432	2,476	2,547	2,637	(2)%	(9)%
Loans held for sale	183,633	49,338	71,647	148,275	228,889	272%	(20)%
Loans and leases	37,049,299	37,091,280	26,155,981	25,507,951	24,432,678	0%	52%
Allowance for credit losses on loans and leases	(404,603)	(417,464)	(301,135)	(283,065)	(261,111)	(3)%	55%
Net loans and leases	36,644,696	36,673,816	25,854,846	25,224,886	24,171,567	0%	52%
Restricted equity securities	258,524	246,525	47,144	40,993	10,867	5%	nm
Premises and equipment, net	368,698	375,190	176,016	165,305	165,196	(2)%	123%
Operating lease right-of-use assets	119,255	127,296	78,598	81,729	87,249	(6)%	37%
Goodwill	1,029,234	1,030,142	—	—	—	0%	nm
Other intangible assets, net	666,762	702,315	4,745	5,764	6,789	(5)%	nm
Residential mortgage servicing rights, at fair value	172,929	178,800	185,017	196,177	179,558	(3)%	(4)%
Bank owned life insurance	643,727	641,922	331,759	329,699	328,764	0%	96%
Deferred tax asset, net	362,880	351,229	132,823	128,120	70,134	3%	417%
Other assets	657,365	653,904	399,800	385,938	389,409	1%	69%
Total assets	$53,592,096	$53,994,226	$31,848,639	$31,471,960	$30,135,694	(1)%	78%
Liabilities:
Deposits
Non-interest bearing	$16,019,408	$17,215,781	$10,288,849	$11,246,358	$11,129,209	(7)%	44%
Interest bearing	24,815,509	24,370,566	16,776,763	15,570,749	15,003,214	2%	65%
Total deposits	40,834,917	41,586,347	27,065,612	26,817,107	26,132,423	(2)%	56%
Securities sold under agreements to repurchase	294,914	271,047	308,769	383,569	527,961	9%	(44)%
Borrowings	6,250,000	5,950,000	906,175	756,214	6,252	5%	nm
Junior subordinated debentures, at fair value	312,872	297,721	323,639	325,744	321,268	5%	(3)%
Junior and other subordinated debentures, at amortized cost	108,009	108,066	87,813	87,870	87,927	0%	23%
Operating lease liabilities	132,099	140,648	91,694	95,512	101,352	(6)%	30%
Other liabilities	831,097	755,674	585,111	588,430	440,235	10%	89%
Total liabilities	48,763,908	49,109,503	29,368,813	29,054,446	27,617,418	(1)%	77%
Shareholders' equity:
Common stock	5,792,792	5,788,553	3,450,493	3,448,007	3,445,531	0%	68%
Accumulated deficit	(545,842)	(603,696)	(543,803)	(580,933)	(619,108)	(10)%	(12)%
Accumulated other comprehensive loss	(418,762)	(300,134)	(426,864)	(449,560)	(308,147)	40%	36%
Total shareholders' equity	4,828,188	4,884,723	2,479,826	2,417,514	2,518,276	(1)%	92%
Total liabilities and shareholders' equity	$53,592,096	$53,994,226	$31,848,639	$31,471,960	$30,135,694	(1)%	78%

Common shares outstanding at period end (2)	208,514	208,429	129,321	129,320	129,318	0%	61%
Book value per common share (2)	$23.16	$23.44	$19.18	$18.69	$19.47	(1)%	19%
Tangible book value per common share (1),(2)	$15.02	$15.12	$19.14	$18.65	$19.42	(1)%	(23)%
Tangible equity - common (1),(2)	$3,132,192	$3,152,266	$2,475,081	$2,411,750	$2,511,487	(1)%	25%
Tangible common equity to tangible assets (1)	6.04%	6.03%	7.77%	7.66%	8.34%	0.01	(2.30)
nm = not meaningful
(1) See GAAP to Non-GAAP Reconciliation.
(2) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the UHC merger of 0.5958.

Columbia Banking System, Inc. Reports Second Quarter 2023 Results
July 19, 2023

Columbia Banking System, Inc.
Financial Highlights
(Unaudited)
	Quarter Ended					% Change
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Seq. Quarter	Year over Year
Per Common Share Data: (5)
Dividends (5)	$0.36	$0.35	$0.35	$0.35	$0.35	3%	3%
Book value (5)	$23.16	$23.44	$19.18	$18.69	$19.47	(1)%	19%
Tangible book value (1),(5)	$15.02	$15.12	$19.14	$18.65	$19.42	(1)%	(23)%
Tangible book value, ex accumulated other comprehensive income (1),(5)	$17.03	$16.56	$22.44	$22.13	$21.80	3%	(22)%

Performance Ratios:
Efficiency ratio	62.60%	79.71%	57.24%	56.07%	59.12%	(17.11)	3.48
Return on average assets ("ROAA")	1.00%	(0.14)%	1.04%	1.09%	1.04%	1.14	(0.04)
Pre-provision net revenue ("PPNR") ROAA (1)	1.46%	0.89%	1.82%	1.80%	1.64%	0.57	(0.18)
Return on average common equity	10.84%	(1.70)%	13.50%	12.99%	12.20%	12.54	(1.36)
Return on average tangible common equity (1)	16.63%	(2.09)%	13.53%	13.02%	12.23%	18.72	4.40

Performance Ratios - Operating: (1)
Operating efficiency ratio (1)	54.85%	53.46%	52.01%	51.72%	58.27%	1.39	(3.42)
Operating return on average assets (1)	1.27%	0.74%	1.24%	1.33%	1.06%	0.53	0.21
Operating PPNR return on average assets (1)	1.82%	2.01%	2.10%	2.12%	1.66%	(0.19)	0.16
Operating return on average common equity (1)	13.77%	8.66%	16.14%	15.86%	12.46%	5.11	1.31
Operating return on average tangible common equity (1)	21.13%	10.64%	16.18%	15.90%	12.49%	10.49	8.64

Average Balance Sheet Yields, Rates, & Ratios:
Yield on loans and leases	5.95%	5.55%	4.92%	4.41%	3.94%	0.40	2.01
Yield on earning assets (2)	5.48%	5.19%	4.62%	4.10%	3.53%	0.29	1.95
Cost of interest bearing deposits	1.64%	1.32%	0.77%	0.23%	0.11%	0.32	1.53
Cost of interest bearing liabilities	2.45%	1.82%	1.05%	0.39%	0.20%	0.63	2.25
Cost of total deposits	0.99%	0.80%	0.46%	0.14%	0.06%	0.19	0.93
Cost of total funding (3)	1.61%	1.16%	0.65%	0.23%	0.12%	0.45	1.49
Net interest margin (2)	3.93%	4.08%	4.01%	3.88%	3.41%	(0.15)	0.52
Average interest bearing cash / Average interest earning assets	5.47%	4.33%	3.62%	3.04%	5.71%	1.14	(0.24)
Average loans and leases / Average interest earning assets	75.18%	80.96%	85.32%	84.54%	80.91%	(5.78)	(5.73)
Average loans and leases / Average total deposits	90.98%	93.01%	95.85%	93.55%	89.23%	(2.03)	1.75
Average non-interest bearing deposits / Average total deposits	40.05%	39.55%	40.30%	42.29%	42.00%	0.50	(1.95)
Average total deposits / Average total funding (3)	85.59%	91.36%	94.52%	96.34%	96.66%	(5.77)	(11.07)

Select Credit & Capital Ratios:
Non-performing loans and leases to total loans and leases	0.22%	0.20%	0.22%	0.20%	0.18%	0.02	0.04
Non-performing assets to total assets	0.15%	0.14%	0.18%	0.16%	0.15%	0.01	—
Allowance for credit losses to loans and leases	1.15%	1.18%	1.21%	1.16%	1.12%	(0.03)	0.03
Total risk-based capital ratio (4)	11.1%	10.9%	13.7%	13.2%	13.5%	0.20	(2.40)
Common equity tier 1 risk-based capital ratio (4)	9.1%	8.9%	11.0%	10.7%	11.0%	0.20	(1.90)

(1) See GAAP to Non-GAAP Reconciliation.
(2) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(3) Total funding = Total deposits + Total borrowings.
(4) Estimated holding company ratios.
(5) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the UHC merger of 0.5958.

Columbia Banking System, Inc. Reports Second Quarter 2023 Results
July 19, 2023

Columbia Banking System, Inc.
Financial Highlights
(Unaudited)
	Six Months Ended		% Change
	Jun 30, 2023	Jun 30, 2022	Year over Year
Per Common Share Data: (4)
Dividends (4)	$0.71	$0.70	1.43%

Performance Ratios:
Efficiency ratio	70.30%	59.07%	11.23
Return on average assets (ROAA)	0.52%	1.12%	(0.60)
Pre-provision net revenue (PPNR) ROAA (1)	1.22%	1.66%	(0.44)
Return on average common equity	5.80%	12.92%	(7.12)
Return on average tangible common equity (1)	8.09%	12.96%	(4.87)

Performance Ratios - Operating: (1)
Operating efficiency ratio (1)	54.24%	60.09%	(5.85)
Operating return on average assets (1)	1.04%	1.04%	—
Operating PPNR return on average assets (1)	1.90%	1.55%	0.35
Operating return on average common equity (1)	11.72%	12.01%	(0.29)
Operating return on average tangible common equity (1)	16.34%	12.05%	4.29

Average Balance Sheet Yields, Rates, & Ratios:
Yield on loans and leases	5.77%	3.86%	1.91
Yield on earning assets (2)	5.35%	3.38%	1.97
Cost of interest bearing deposits	1.50%	0.10%	1.40
Cost of interest bearing liabilities	2.19%	0.19%	2.00
Cost of total deposits	0.90%	0.06%	0.84
Cost of total funding (3)	1.42%	0.11%	1.31
Net interest margin (2)	3.99%	3.28%	0.71
Average interest bearing cash / Average interest earning assets	4.99%	7.31%	(2.32)
Average loans and leases / Average interest earning assets	77.64%	78.88%	(1.24)
Average loans and leases / Average total deposits	91.87%	87.00%	4.87
Average non-interest bearing deposits / Average total deposits	39.69%	41.68%	(1.99)
Average total deposits / Average total funding (3)	88.03%	96.74%	(8.71)

(1) See GAAP to Non-GAAP Reconciliation.
(2) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(3) Total funding = Total deposits + Total borrowings.
(4) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the UHC merger of 0.5958.

Columbia Banking System, Inc. Reports Second Quarter 2023 Results
July 19, 2023

Columbia Banking System, Inc.
Loan & Lease Portfolio Balances and Mix
(Unaudited)
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	% Change
($ in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate:
Non-owner occupied term, net	$6,434,673	$6,353,550	$3,894,840	$3,846,426	$3,798,242	1%	69%
Owner occupied term, net	5,254,401	5,156,848	2,567,761	2,549,761	2,497,553	2%	110%
Multifamily, net	5,622,875	5,590,587	5,285,791	5,090,661	4,768,273	1%	18%
Construction & development, net	1,528,924	1,467,561	1,077,346	1,036,931	1,017,297	4%	50%
Residential development, net	388,641	440,667	200,838	205,935	194,909	(12)%	99%
Commercial:
Term, net	5,449,787	5,906,774	3,029,547	3,003,424	2,904,861	(8)%	88%
Lines of credit & other, net	2,268,790	2,184,762	960,054	914,507	920,604	4%	146%
Leases & equipment finance, net	1,740,037	1,746,267	1,706,172	1,669,817	1,576,144	0%	10%
Residential:
Mortgage, net	6,272,898	6,187,964	5,647,035	5,470,624	5,168,457	1%	21%
Home equity loans & lines, net	1,898,958	1,870,002	1,631,965	1,565,094	1,415,722	2%	34%
Consumer & other, net	189,315	186,298	154,632	154,771	170,616	2%	11%
Total loans and leases, net of deferred fees and costs	$37,049,299	$37,091,280	$26,155,981	$25,507,951	$24,432,678	0%	52%

Loans and leases mix:
Commercial real estate:
Non-owner occupied term, net	17%	16%	15%	15%	15%
Owner occupied term, net	14%	14%	10%	10%	10%
Multifamily, net	15%	15%	20%	20%	20%
Construction & development, net	4%	4%	4%	4%	4%
Residential development, net	1%	1%	1%	1%	1%
Commercial:
Term, net	15%	16%	12%	12%	12%
Lines of credit & other, net	6%	6%	4%	4%	4%
Leases & equipment finance, net	5%	5%	6%	6%	6%
Residential:
Mortgage, net	17%	17%	21%	21%	21%
Home equity loans & lines, net	5%	5%	6%	6%	6%
Consumer & other, net	1%	1%	1%	1%	1%
Total	100%	100%	100%	100%	100%

Columbia Banking System, Inc. Reports Second Quarter 2023 Results
July 19, 2023

Columbia Banking System, Inc.
Deposit Portfolio Balances and Mix
(Unaudited)
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	% Change
($ in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$16,019,408	$17,215,781	$10,288,849	$11,246,358	$11,129,209	(7)%	44%
Demand, interest bearing	6,300,082	5,900,462	4,080,469	3,903,746	3,723,650	7%	69%
Money market	10,115,908	10,681,422	7,721,011	7,601,506	7,284,641	(5)%	39%
Savings	3,171,714	3,469,112	2,265,052	2,455,917	2,446,876	(9)%	30%
Time	5,227,805	4,319,570	2,710,231	1,609,580	1,548,047	21%	238%
Total	$40,834,917	$41,586,347	$27,065,612	$26,817,107	$26,132,423	(2)%	56%

Total core deposits (1)	$37,639,368	$39,155,298	$25,616,010	$26,292,548	$25,619,500	(4)%	47%

Deposit mix:
Demand, non-interest bearing	39%	41%	38%	42%	43%
Demand, interest bearing	15%	14%	15%	15%	14%
Money market	25%	26%	29%	28%	28%
Savings	8%	9%	8%	9%	9%
Time	13%	10%	10%	6%	6%
Total	100%	100%	100%	100%	100%

(1) Core deposits are defined as total deposits less time deposits greater than $250,000 and all brokered deposits.

Columbia Banking System, Inc. Reports Second Quarter 2023 Results
July 19, 2023

Columbia Banking System, Inc.
Credit Quality – Non-performing Assets
(Unaudited)
	Quarter Ended					% Change
($ in thousands)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Seq. Quarter	Year over Year
Non-performing assets:
Loans and leases on non-accrual status:
Commercial real estate, net	$10,994	$15,612	$5,011	$5,403	$5,514	(30)%	99%
Commercial, net	39,316	42,301	25,691	18,652	12,645	(7)%	211%
Residential, net	—	—	—	—	—	nm	nm
Consumer & other, net	—	—	—	—	—	nm	nm
Total loans and leases on non-accrual status	50,310	57,913	30,702	24,055	18,159	(13)%	177%
Loans and leases past due 90+ days and accruing (1):
Commercial real estate, net	184	1	1	1	23	nm	nm
Commercial, net	7,720	151	7,909	5,143	3,311	nm	133%
Residential, net (1)	21,370	17,423	19,894	21,411	22,340	23%	(4)%
Consumer & other, net	399	140	134	152	196	185%	104%
Total loans and leases past due 90+ days and accruing (1)	29,673	17,715	27,938	26,707	25,870	68%	15%
Total non-performing loans and leases	79,983	75,628	58,640	50,762	44,029	6%	82%
Other real estate owned	278	409	203	—	1,868	(32)%	(85)%
Total non-performing assets	$80,261	$76,037	$58,843	$50,762	$45,897	6%	75%

Loans and leases past due 31-89 days	$73,376	$78,641	$64,893	$53,538	$34,659	(7)%	112%
Loans and leases past due 31-89 days to total loans and leases	0.20%	0.21%	0.25%	0.21%	0.14%	(0.01)	0.06
Non-performing loans and leases to total loans and leases (1)	0.22%	0.20%	0.22%	0.20%	0.18%	0.02	0.04
Non-performing assets to total assets (1)	0.15%	0.14%	0.18%	0.16%	0.15%	0.01	—
nm = not meaningful

(1) Excludes certain mortgage loans guaranteed by Ginnie Mae, which Columbia has the unilateral right to repurchase but has not done so, totaling $1.6 million, $5.4 million, $6.6 million, $1.0 million, and $356,000 at June 30, 2023, March 31, 2023, December 31, 2022, September 30, 2022, and June 30, 2022, respectively.

Columbia Banking System, Inc. Reports Second Quarter 2023 Results
July 19, 2023

Columbia Banking System, Inc.
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Quarter Ended					% Change
($ in thousands)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Seq. Quarter	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$417,464	$301,135	$283,065	$261,111	$248,564	39%	68%
Initial ACL recorded for PCD loans acquired during the period	—	26,492	—	—	—	(100)%	nm
Provision for credit losses on loans and leases (1)	15,216	106,498	30,580	28,542	18,787	(86)%	(19)%
Charge-offs
Commercial real estate, net	(174)	—	(128)	—	(8)	nm	nm
Commercial, net	(32,036)	(19,248)	(14,721)	(9,459)	(9,035)	66%	255%
Residential, net	(4)	(248)	(53)	(4)	—	(98)%	nm
Consumer & other, net	(1,264)	(773)	(906)	(929)	(836)	64%	51%
Total charge-offs	(33,478)	(20,269)	(15,808)	(10,392)	(9,879)	65%	239%
Recoveries
Commercial real estate, net	209	58	163	123	73	260%	186%
Commercial, net	4,511	3,058	2,708	2,842	2,934	48%	54%
Residential, net	63	123	24	249	216	(49)%	(71)%
Consumer & other, net	618	369	403	590	416	67%	49%
Total recoveries	5,401	3,608	3,298	3,804	3,639	50%	48%
Net (charge-offs) recoveries
Commercial real estate, net	35	58	35	123	65	(40)%	(46)%
Commercial, net	(27,525)	(16,190)	(12,013)	(6,617)	(6,101)	70%	351%
Residential, net	59	(125)	(29)	245	216	nm	(73)%
Consumer & other, net	(646)	(404)	(503)	(339)	(420)	60%	54%
Total net charge-offs	(28,077)	(16,661)	(12,510)	(6,588)	(6,240)	69%	350%
Balance, end of period	$404,603	$417,464	$301,135	$283,065	$261,111	(3)%	55%
Reserve for unfunded commitments
Balance, beginning of period	$19,029	$14,221	$11,853	$12,823	$12,918	34%	47%
Initial ACL recorded for unfunded commitments acquired during the period	—	5,767	—	—	—	(100)%	nm
Provision (recapture) for credit losses on unfunded commitments	798	(959)	2,368	(970)	(95)	nm	nm
Balance, end of period	19,827	19,029	14,221	11,853	12,823	4%	55%
Total Allowance for credit losses (ACL)	$424,430	$436,493	$315,356	$294,918	$273,934	(3)%	55%

Net charge-offs to average loans and leases (annualized)	0.30%	0.23%	0.19%	0.11%	0.11%	0.07	0.19
Recoveries to gross charge-offs	16.13%	17.80%	20.86%	36.61%	36.84%	(1.67)	(20.71)
ACLLL to loans and leases	1.09%	1.13%	1.15%	1.11%	1.07%	(0.04)	0.02
ACL to loans and leases	1.15%	1.18%	1.21%	1.16%	1.12%	(0.03)	0.03
nm = not meaningful
(1) For the quarter ended March 31, 2023, the provision for credit losses on loans and leases includes $88.4 million initial provision related to non-PCD loans acquired during the period.

Columbia Banking System, Inc. Reports Second Quarter 2023 Results
July 19, 2023

Columbia Banking System, Inc.
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Six Months Ended		% Change
($ in thousands)	Jun 30, 2023	Jun 30, 2022	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$301,135	$248,412	21%
Initial ACL recorded for PCD loans acquired during the period	26,492	—	nm
Provision for credit losses on loans and leases (1)	121,714	24,483	397%
Charge-offs
Commercial real estate, net	(174)	(8)	nm
Commercial, net	(51,284)	(16,893)	204%
Residential, net	(252)	(167)	51%
Consumer & other, net	(2,037)	(1,721)	18%
Total charge-offs	(53,747)	(18,789)	186%
Recoveries
Commercial real estate, net	267	98	172%
Commercial, net	7,569	5,479	38%
Residential, net	186	389	(52)%
Consumer & other, net	987	1,039	(5)%
Total recoveries	9,009	7,005	29%
Net (charge-offs) recoveries
Commercial real estate, net	93	90	3%
Commercial, net	(43,715)	(11,414)	283%
Residential, net	(66)	222	(130)%
Consumer & other, net	(1,050)	(682)	54%
Total net charge-offs	(44,738)	(11,784)	280%
Balance, end of period	$404,603	$261,111	55%
Reserve for unfunded commitments
Balance, beginning of period	$14,221	$12,767	11%
Initial ACL recorded for unfunded commitments acquired during the period	5,767	—	nm
(Recapture) provision for credit losses on unfunded commitments	(161)	56	(388)%
Balance, end of period	19,827	12,823	55%
Total Allowance for credit losses (ACL)	$424,430	$273,934	55%

Net charge-offs to average loans and leases (annualized)	0.27%	0.10%	0.17
Recoveries to gross charge-offs	16.76%	37.28%	(20.52)
nm = not meaningful

(1) For the six months ended June 30, 2023, the provision for credit losses on loans and leases includes $88.4 million initial provision related to non-PCD loans acquired during the period.

Columbia Banking System, Inc. Reports Second Quarter 2023 Results
July 19, 2023

Columbia Banking System, Inc.
Consolidated Average Balance Sheets, Net Interest Income, and Yields/Rates
(Unaudited)
	Quarter Ended
	June 30, 2023			March 31, 2023			June 30, 2022
($ in thousands)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$46,794	$682	5.83%	$54,008	$799	5.92%	$264,320	$2,742	4.15%
Loans and leases (1)	37,169,315	551,997	5.95%	29,998,630	412,726	5.55%	23,550,796	231,932	3.94%
Taxable securities	8,656,147	81,617	3.77%	4,960,966	40,448	3.26%	3,410,091	17,340	2.03%
Non-taxable securities (2)	865,278	8,010	3.70%	437,020	4,068	3.72%	220,327	1,721	3.13%
Temporary investments and interest-bearing cash	2,704,984	34,616	5.13%	1,605,081	18,581	4.69%	1,663,454	2,919	0.70%
Total interest-earning assets	49,442,518	$676,922	5.48%	37,055,705	$476,622	5.19%	29,108,988	$256,654	3.53%
Goodwill and other intangible assets	1,718,705			623,042			7,379
Other assets	2,379,351			1,747,228			1,240,536
Total assets	$53,540,574			$39,425,975			$30,356,903
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$6,131,117	$17,277	1.15%	$4,759,251	$9,815	0.84%	$3,896,553	$610	0.06%
Money market deposits	10,362,495	41,703	1.60%	8,845,784	32,238	1.48%	7,366,987	1,717	0.09%
Savings deposits	3,297,138	877	0.11%	2,686,388	556	0.08%	2,426,124	199	0.03%
Time deposits	4,703,967	40,551	3.46%	3,205,128	21,004	2.66%	1,618,394	1,489	0.37%
Total interest-bearing deposits	24,494,717	100,408	1.64%	19,496,551	63,613	1.32%	15,308,058	4,015	0.11%
Repurchase agreements and federal funds purchased	284,347	1,071	1.51%	281,032	406	0.59%	512,641	66	0.05%
Borrowings	6,187,363	81,004	5.25%	2,352,715	28,764	4.96%	6,273	50	3.21%
Junior and other subordinated debentures	405,989	9,271	9.16%	417,966	8,470	8.22%	393,964	4,001	4.07%
Total interest-bearing liabilities	31,372,416	$191,754	2.45%	22,548,264	$101,253	1.82%	16,220,936	$8,132	0.20%
Non-interest-bearing deposits	16,361,541			12,755,080			11,086,376
Other liabilities	871,378			772,870			464,755
Total liabilities	48,605,335			36,076,214			27,772,067
Common equity	4,935,239			3,349,761			2,584,836
Total liabilities and shareholders' equity	$53,540,574			$39,425,975			$30,356,903
NET INTEREST INCOME		$485,168			$375,369			$248,522
NET INTEREST SPREAD			3.03%			3.37%			3.33%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.93%			4.08%			3.41%
(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $1.2 million for the three months ended June 30, 2023, as compared to $671,000 for the three months ended March 31, 2023 and $352,000 for the three months ended June 30, 2022.

Columbia Banking System, Inc. Reports Second Quarter 2023 Results
July 19, 2023

Columbia Banking System, Inc.
Average Rates and Balances
(Unaudited)
	Six Months Ended
	June 30, 2023			June 30, 2022
($ in thousands)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$50,381	$1,481	5.88%	$275,253	$5,004	3.64%
Loans and leases (1)	33,603,781	964,723	5.77%	23,061,173	444,074	3.86%
Taxable securities	6,818,764	122,065	3.58%	3,533,930	36,151	2.05%
Non-taxable securities (2)	652,332	12,078	3.70%	227,218	3,447	3.03%
Temporary investments and interest-bearing cash	2,158,071	53,197	4.97%	2,138,352	4,272	0.40%
Total interest-earning assets	43,283,329	$1,153,544	5.35%	29,235,926	$492,948	3.38%
Goodwill and other intangible assets	1,173,900			7,890
Other assets	2,065,036			1,232,496
Total assets	$46,522,265			$30,476,312
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$5,448,974	$27,092	1.00%	$3,854,596	$1,108	0.06%
Money market deposits	9,657,738	73,941	1.54%	7,503,142	3,125	0.08%
Savings deposits	2,993,450	1,433	0.10%	2,416,096	404	0.03%
Time deposits	3,958,688	61,555	3.14%	1,685,763	3,294	0.39%
Total interest-bearing deposits	22,058,850	164,021	1.50%	15,459,597	7,931	0.10%
Repurchase agreements and federal funds purchased	282,699	1,477	1.05%	499,664	129	0.05%
Borrowings	4,280,632	109,768	5.17%	6,293	99	3.18%
Junior and other subordinated debentures	411,944	17,741	8.68%	387,510	7,150	3.72%
Total interest-bearing liabilities	27,034,125	$293,007	2.19%	16,353,064	$15,309	0.19%
Non-interest-bearing deposits	14,518,864			11,046,925
Other liabilities	822,396			426,917
Total liabilities	42,375,385			27,826,906
Common equity	4,146,880			2,649,406
Total liabilities and shareholders' equity	$46,522,265			$30,476,312
NET INTEREST INCOME		$860,537			$477,639
NET INTEREST SPREAD			3.16%			3.19%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.99%			3.28%

(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $1.9 million for the six months ended June 30, 2023, as compared to $706,000 for the same period in 2022.

Columbia Banking System, Inc. Reports Second Quarter 2023 Results
July 19, 2023

Columbia Banking System, Inc.
Residential Mortgage Banking Activity
(Unaudited)
	Quarter Ended					% Change
($ in thousands)	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Seq. Quarter	Year over Year
Residential mortgage banking revenue:
Origination and sale	$3,166	$3,587	$4,252	$10,515	$15,101	(12)%	(79)%
Servicing	9,167	9,397	9,184	9,529	9,505	(2)%	(4)%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(4,797)	(4,881)	(4,986)	(4,978)	(4,961)	(2)%	(3)%
Changes due to valuation inputs or assumptions	(2,242)	(2,937)	(9,914)	16,403	10,899	(24)%	(121)%
MSR hedge (loss) gain	(7,636)	2,650	(348)	(14,128)	—	(388)%	nm
Total	$(2,342)	$7,816	$(1,812)	$17,341	$30,544	(130)%	(108)%

Closed loan volume for-sale	$119,476	$131,726	$216,833	$396,979	$576,532	(9)%	(79)%
Gain on sale margin	2.65%	2.72%	1.96%	2.65%	2.62%	(0.07)	0.03

Residential mortgage servicing rights:
Balance, beginning of period	$178,800	$185,017	$196,177	$179,558	$165,807	(3)%	8%
Additions for new MSR capitalized	1,168	1,601	3,740	5,194	7,813	(27)%	(85)%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(4,797)	(4,881)	(4,986)	(4,978)	(4,961)	(2)%	(3)%
Changes due to valuation inputs or assumptions	(2,242)	(2,937)	(9,914)	16,403	10,899	(24)%	(121)%
Balance, end of period	$172,929	$178,800	$185,017	$196,177	$179,558	(3)%	(4)%

Residential mortgage loans serviced for others	$12,723,932	$12,914,046	$13,020,189	$12,997,911	$12,932,747	(1)%	(2)%
MSR as % of serviced portfolio	1.36%	1.38%	1.42%	1.51%	1.39%	(0.02)	(0.03)
nm = not meaningful

Columbia Banking System, Inc. Reports Second Quarter 2023 Results
July 19, 2023

Columbia Banking System, Inc.
Residential Mortgage Banking Activity
(Unaudited)
	Six Months Ended		% Change
($ in thousands)	Jun 30, 2023	Jun 30, 2022	Year over Year
Residential mortgage banking revenue:
Origination and sale	$6,753	$31,945	(79)%
Servicing	18,564	18,645	0%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(9,678)	(10,308)	(6)%
Changes due to valuation inputs or assumptions	(5,179)	51,048	(110)%
MSR hedge loss	(4,986)	—	nm
Total	$5,474	$91,330	(94)%

Closed loan volume for-sale	$251,202	$1,225,654	(80)%
Gain on sale margin	2.69%	2.61%	0.08

Residential mortgage servicing rights:
Balance, beginning of period	$185,017	$123,615	50%
Additions for new MSR capitalized	2,769	15,203	(82)%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(9,678)	(10,308)	(6)%
Changes due to valuation inputs or assumptions	(5,179)	51,048	(110)%
Balance, end of period	$172,929	$179,558	(4)%
nm = not meaningful

Columbia Banking System, Inc. Reports Second Quarter 2023 Results
July 19, 2023

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. The company believes presenting certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends, and our financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitution for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)
		Quarter Ended					% Change
($ in thousands, except per share data)		Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Seq. Quarter	Year over Year
Total shareholders' equity	a	$4,828,188	$4,884,723	$2,479,826	$2,417,514	$2,518,276	(1)%	92%
Less: Goodwill		1,029,234	1,030,142	—	—	—	—%	nm
Less: Other intangible assets, net		666,762	702,315	4,745	5,764	6,789	(5)%	nm
Tangible common shareholders' equity	b	$3,132,192	$3,152,266	$2,475,081	$2,411,750	$2,511,487	(1)%	25%
Less: Accumulated other comprehensive (loss) income (AOCI)		$(418,762)	(300,134)	(426,864)	(449,560)	(308,147)	40%	36%
Tangible common shareholders' equity, ex AOCI	c	$3,550,954	$3,452,400	$2,901,945	$2,861,310	$2,819,634	3%	26%

Total assets	d	$53,592,096	$53,994,226	$31,848,639	$31,471,960	$30,135,694	(1)%	78%
Less: Goodwill		1,029,234	1,030,142	—	—	—	0%	nm
Less: Other intangible assets, net		666,762	702,315	4,745	5,764	6,789	(5)%	nm
Tangible assets	e	$51,896,100	$52,261,769	$31,843,894	$31,466,196	$30,128,905	(1)%	72%
Common shares outstanding at period end (1)	f	208,514	208,429	129,321	129,320	129,318	0%	61%

Total shareholders' equity to total assets ratio	a / d	9.01%	9.05%	7.79%	7.68%	8.36%	(0.04)	0.65
Tangible common equity ratio	b / e	6.04%	6.03%	7.77%	7.66%	8.34%	0.01	(2.30)
Tangible common equity ratio, ex AOCI	c / e	6.84%	6.61%	9.11%	9.09%	9.36%	0.23	(2.52)
Book value per common share (1)	a / f	$23.16	$23.44	$19.18	$18.69	$19.47	(1)%	19%
Tangible book value per common share (1)	b / f	$15.02	$15.12	$19.14	$18.65	$19.42	(1)%	(23)%
Tangible book value per common share, ex AOCI (1)	c / f	$17.03	$16.56	$22.44	$22.13	$21.80	3%	(22)%
nm = not meaningful
(1) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the UHC merger of 0.5958.

Columbia Banking System, Inc. Reports Second Quarter 2023 Results
July 19, 2023

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change
($ in thousands)		Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Seq. Quarter	Year over Year
Non-Interest Income Adjustments
(Loss) gain on equity securities, net		$(697)	$2,416	$284	$(2,647)	$(2,075)	(129)%	(66)%
Gain (loss) on swap derivatives		1,288	(3,543)	(2,329)	4,194	7,337	nm	(82)%
Change in fair value of certain loans held for investment		(6,965)	9,488	4,192	(26,397)	(15,210)	(173)%	(54)%
Change in fair value of MSR due to valuation inputs or assumptions		(2,242)	(2,937)	(9,914)	16,403	10,899	(24)%	(121)%
MSR hedge (loss) gain		(7,636)	2,650	(348)	(14,128)	—	(388)%	nm
Total non-interest income adjustments	a	$(16,252)	$8,074	$(8,115)	$(22,575)	$951	(301)%	nm

Non-Interest Expense Adjustments
Merger related expenses		$29,649	$115,898	$11,637	$769	$2,672	(74)%	nm
Exit and disposal costs		2,119	1,291	1,966	1,364	442	64%	379%
Total non-interest expense adjustments	b	$31,768	$117,189	$13,603	$2,133	$3,114	(73)%	nm

Net interest income (1)	c	$485,168	$375,369	$305,762	$287,933	$248,522	29%	95%

Non-interest income (GAAP)	d	$39,678	$54,735	$34,879	$29,445	$55,235	(28)%	(28)%
Less: Non-interest income adjustments	a	16,252	(8,074)	8,115	22,575	(951)	nm	nm
Operating non-interest income (non-GAAP)	e	$55,930	$46,661	$42,994	$52,020	$54,284	20%	3%

Revenue (GAAP) (1)	f=c+d	$524,846	$430,104	$340,641	$317,378	$303,757	22%	73%
Operating revenue (non-GAAP) (1)	g=c+e	$541,098	$422,030	$348,756	$339,953	$302,806	28%	79%

Non-interest expense (GAAP)	h	$328,559	$342,818	$194,982	$177,964	$179,574	(4)%	83%
Less: Non-interest expense adjustments	b	(31,768)	(117,189)	(13,603)	(2,133)	(3,114)	(73)%	nm
Operating non-interest expense (non-GAAP)	i	$296,791	$225,629	$181,379	$175,831	$176,460	32%	68%

Net income (loss) (GAAP)	j	$133,377	$(14,038)	$82,964	$84,040	$78,591	nm	70%
Provision (benefit) for income taxes		45,703	(4,886)	29,464	27,473	26,548	nm	72%
Income (loss) before provision for income taxes		179,080	(18,924)	112,428	111,513	105,139	nm	70%
Provision for credit losses		16,014	105,539	32,948	27,572	18,692	(85)%	(14)%
Pre-provision net revenue (PPNR) (non-GAAP)	k	195,094	86,615	145,376	139,085	123,831	125%	58%
Less: Non-interest income adjustments	a	16,252	(8,074)	8,115	22,575	(951)	nm	nm
Add: Non-interest expense adjustments	b	31,768	117,189	13,603	2,133	3,114	(73)%	nm
Operating PPNR (non-GAAP)	l	$243,114	$195,730	$167,094	$163,793	$125,994	24%	93%

Net income (loss) (GAAP)	j	$133,377	$(14,038)	$82,964	$84,040	$78,591	nm	70%
Less: Non-interest income adjustments	a	16,252	(8,074)	8,115	22,575	(951)	nm	nm
Add: Non-interest expense adjustments	b	31,768	117,189	13,603	2,133	3,114	(73)%	nm
Tax effect of adjustments		(11,981)	(23,565)	(5,459)	(6,116)	(480)	(49)%	nm
Operating net income (non-GAAP)	m	$169,416	$71,512	$99,223	$102,632	$80,274	137%	111%
nm = not meaningful

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

Columbia Banking System, Inc. Reports Second Quarter 2023 Results
July 19, 2023

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change
($ in thousands, except per share data)		Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Seq. Quarter	Year over Year
Average assets	n	$53,540,574	$39,425,975	$31,637,490	$30,668,177	$30,356,903	36%	76%
Less: Average goodwill and other intangible assets, net		1,718,705	623,042	5,298	6,343	7,379	176%	nm
Average tangible assets	o	$51,821,869	$38,802,933	$31,632,192	$30,661,834	$30,349,524	34%	71%

Average common shareholders' equity	p	$4,935,239	$3,349,761	$2,438,639	$2,567,266	$2,584,836	47%	91%
Less: Average goodwill and other intangible assets, net		1,718,705	623,042	5,298	6,343	7,379	176%	nm
Average tangible common equity	q	$3,216,534	$2,726,719	$2,433,341	$2,560,923	$2,577,457	18%	25%

Weighted average basic shares outstanding (1)	r	207,977	156,383	129,321	129,319	129,306	33%	61%
Weighted average diluted shares outstanding (1)	s	208,545	156,383	129,801	129,733	129,673	33%	61%

Select Per-Share & Performance Metrics
Earnings-per-share - basic (1)	j / r	$0.64	$(0.09)	$0.64	$0.65	$0.61	(811)%	5%
Earnings-per-share - diluted (1)	j / s	$0.64	$(0.09)	$0.64	$0.65	$0.61	(811)%	5%
Efficiency ratio	h / f	62.60%	79.71%	57.24%	56.07%	59.12%	(17.11)	3.48
Return on average assets	j / n	1.00%	(0.14)%	1.04%	1.09%	1.04%	1.14	(0.04)
Return on average tangible assets	j / o	1.03%	(0.15)%	1.04%	1.09%	1.04%	1.18	(0.01)
PPNR return on average assets	k / n	1.46%	0.89%	1.82%	1.80%	1.64%	0.57	(0.18)
Return on average common equity	j / p	10.84%	(1.70)%	13.50%	12.99%	12.20%	12.54	(1.36)
Return on average tangible common equity	j / q	16.63%	(2.09)%	13.53%	13.02%	12.23%	18.72	4.40

Operating Per-Share & Performance Metrics
Operating earnings-per-share - basic (1)	m / r	$0.81	$0.46	$0.77	$0.79	$0.62	76%	31%
Operating earnings-per-share - diluted (1)	m / s	$0.81	$0.46	$0.76	$0.79	$0.62	76%	31%
Operating efficiency ratio	i / g	54.85%	53.46%	52.01%	51.72%	58.27%	1.39	(3.42)
Operating return on average assets	m / n	1.27%	0.74%	1.24%	1.33%	1.06%	0.53	0.21
Operating return on average tangible assets	m / o	1.31%	0.75%	1.24%	1.33%	1.06%	0.56	0.25
Operating PPNR return on average assets	l / n	1.82%	2.01%	2.10%	2.12%	1.66%	(0.19)	0.16
Operating return on average common equity	m / p	13.77%	8.66%	16.14%	15.86%	12.46%	5.11	1.31
Operating return on average tangible common equity	m / q	21.13%	10.64%	16.18%	15.90%	12.49%	10.49	8.64
(1) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the UHC merger of 0.5958.

Columbia Banking System, Inc. Reports Second Quarter 2023 Results
July 19, 2023

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Six Months Ended		% Change
($ in thousands)		Jun 30, 2023	Jun 30, 2022	Year over Year
Non-Interest Income Adjustments
Gain on sale of debt securities, net		$—	$2	(100)%
Gain (loss) on equity securities, net		1,719	(4,736)	nm
(Loss) gain on swap derivatives		(2,255)	14,384	(116)%
Change in fair value of certain loans held for investment		2,523	(36,259)	nm
Change in fair value of MSR due to valuation inputs or assumptions		(5,179)	51,048	nm
MSR hedge loss		(4,986)	—	nm
Total non-interest income adjustments	a	$(8,178)	$24,439	(133)%

Non-Interest Expense Adjustments
Merger related expenses		$145,547	$4,950	nm
Exit and disposal costs		3,410	3,475	(2)%
Total non-interest expense adjustments	b	$148,957	$8,425	nm

Net interest income (1)	c	$860,537	$477,639	80%

Non-interest income (GAAP)	d	$94,413	$135,204	(30)%
Less: Non-interest income adjustments	a	8,178	(24,439)	(133)%
Operating non-interest income (non-GAAP)	e	$102,591	$110,765	(7)%

Revenue (GAAP) (1)	f=c+d	$954,950	$612,843	56%
Operating revenue (non-GAAP) (1)	g=c+e	$963,128	$588,404	64%

Non-interest expense (GAAP)	h	$671,377	$362,004	85%
Less: Non-interest expense adjustments	b	(148,957)	(8,425)	nm
Operating non-interest expense (non-GAAP)	i	$522,420	$353,579	48%

Net income (GAAP)	j	$119,339	$169,748	(30)%
Provision for income taxes		40,817	56,889	(28)%
Income before provision for income taxes		160,156	226,637	(29)%
Provision for credit losses		121,553	23,496	417%
Pre-provision net revenue (PPNR) (non-GAAP)	k	281,709	250,133	13%
Less: Non-interest income adjustments	a	8,178	(24,439)	(133)%
Add: Non-interest expense adjustments	b	148,957	8,425	nm
Operating PPNR (non-GAAP)	l	$438,844	$234,119	87%

Net income (GAAP)	j	$119,339	$169,748	(30)%
Less: Non-interest income adjustments	a	8,178	(24,439)	(133)%
Add: Non-interest expense adjustments	b	148,957	8,425	nm
Tax effect of adjustments		(35,546)	4,096	nm
Operating net income (non-GAAP)	m	$240,928	$157,830	53%
nm = not meaningful

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

Columbia Banking System, Inc. Reports Second Quarter 2023 Results
July 19, 2023

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Six Months Ended		% Change
($ in thousands)		Jun 30, 2023	Jun 30, 2022	Year over Year
Average assets	n	$46,522,265	$30,476,312	53%
Less: Average goodwill and other intangible assets, net		$1,173,900	$7,890	nm
Average tangible assets	o	$45,348,365	$30,468,422	49%

Average common shareholders' equity	p	$4,146,880	$2,649,406	57%
Less: Average goodwill and other intangible assets, net		$1,173,900	$7,890	nm
Average tangible common equity	q	$2,972,980	$2,641,516	13%

Weighted average basic shares outstanding (1)	r	182,325	129,233	41%
Weighted average diluted shares outstanding (1)	s	182,860	129,685	41%

Select Per-Share & Performance Metrics
Earnings-per-share - basic (1)	j / r	$0.65	$1.31	(50)%
Earnings-per-share - diluted (1)	j / s	$0.65	$1.31	(50)%
Efficiency ratio	h / f	70.30%	59.07%	11.23
Return on average assets	j / n	0.52%	1.12%	(0.60)
Return on average tangible assets	j / o	0.53%	1.12%	(0.59)
PPNR return on average assets	k/n	1.22%	1.66%	(0.44)
Return on average common equity	j / p	5.80%	12.92%	(7.12)
Return on average tangible common equity	j / q	8.09%	12.96%	(4.87)

Operating Per-Share & Performance Metrics
Operating earnings-per-share - basic (1)	m / r	$1.32	$1.22	8%
Operating earnings-per-share - diluted (1)	m / s	$1.32	$1.22	8%
Operating efficiency ratio	i / g	54.24%	60.09%	(5.85)
Operating return on average assets	m / n	1.04%	1.04%	—
Operating return on average tangible assets	m / o	1.07%	1.04%	0.03
Operating PPNR return on average assets	l / n	1.90%	1.55%	0.35
Operating return on average common equity	m / p	11.72%	12.01%	(0.29)
Operating return on average tangible common equity	m / q	16.34%	12.05%	4.29

(1) Periods prior to February 28, 2023, have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the UHC merger of 0.5958.

Columbia Banking System, Inc. Reports Second Quarter 2023 Results
July 19, 2023

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change
($ in thousands)		Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Seq. Quarter	Year over Year
Loans and leases interest income	a	$551,997	$412,726	$320,747	$276,625	$231,932	34%	138%
Less: Acquired loan accretion - rate related (2), (3)	b	30,548	11,832	387	789	1,069	158%	nm
Less: Acquired loan accretion - credit related (3)	c	7,100	3,806	—	—	—	87%	nm
Adjusted loans and leases interest income	d=a-b-c	$514,349	$397,088	$320,360	$275,836	$230,863	30%	123%

Taxable securities interest income	e	$81,617	$40,448	$18,290	$18,261	$17,340	102%	371%
Less: Acquired taxable securities accretion - rate related	f	34,801	15,356	—	—	—	127%	nm
Adjusted Taxable securities interest income	g=e-f	$46,816	$25,092	$18,290	$18,261	$17,340	87%	170%

Non-taxable securities interest income (1)	h	$8,010	$4,068	$1,571	$1,651	$1,721	97%	365%
Less: Acquired non-taxable securities accretion - rate related	i	2,274	901	—	—	—	152%	nm
Adjusted Taxable securities interest income (1)	j=h-i	$5,736	$3,167	$1,571	$1,651	$1,721	81%	233%

Interest income (1)	k	$676,922	$476,622	$352,530	$303,857	$256,654	42%	164%
Less: Acquired loan and securities accretion - rate related	l=b+f+i	67,623	28,089	387	789	1,069	141%	nm
Less: Acquired loan accretion - credit related	c	7,100	3,806	—	—	—	87%	nm
Adjusted interest income (1)	m=k-l-c	$602,199	$444,727	$352,143	$303,068	$255,585	35%	136%

Interest-bearing deposits interest expense	n	$100,408	$63,613	$31,174	$9,090	$4,015	58%	nm
Less: Acquired deposit accretion	o	(280)	(93)	—	—	—	201%	nm
Adjusted interest-bearing deposits interest expense	p=n-o	$100,688	$63,706	$31,174	$9,090	$4,015	58%	nm

Interest expense	q	$191,754	$101,253	$46,768	$15,924	$8,132	89%	nm
Less: Acquired interest-bearing liabilities accretion (2)	r	(337)	(150)	(57)	(57)	(57)	125%	491%
Adjusted interest expense	s=q-r	$192,091	$101,403	$46,825	$15,981	$8,189	89%	nm

Net Interest Income (1)	t	$485,168	$375,369	$305,762	$287,933	$248,522	29%	95%
Less: Acquired loan, securities, and interest-bearing liabilities accretion - rate related	u=l-r	67,286	27,939	330	732	1,012	141%	nm
Less: Acquired loan accretion - credit related	c	7,100	3,806	—	—	—	87%	nm
Adjusted net interest income (1)	v=t-u-c	$410,782	$343,624	$305,432	$287,201	$247,510	20%	66%

Average loans and leases	aa	37,169,315	29,998,630	25,855,556	24,886,203	23,550,796	24%	58%
Average taxable securities	ab	8,656,147	4,960,966	3,042,044	3,271,185	3,410,091	74%	154%
Average non-taxable securities	ac	865,278	437,020	200,825	212,847	220,327	98%	293%
Average interest-earning assets	ad	49,442,518	37,055,705	30,305,129	29,437,103	29,108,988	33%	70%
Average interest-bearing deposits	ae	24,494,717	19,496,551	16,103,984	15,350,390	15,308,058	26%	60%
Average interest-bearing liabilities	af	31,372,416	22,548,264	17,668,730	16,359,575	16,220,936	39%	93%

(1)Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2)Includes discount accretion related to UHC's 2014 acquisition of Sterling Financial Corporation.
(3)The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at closing.

Columbia Banking System, Inc. Reports Second Quarter 2023 Results
July 19, 2023

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change
($ in thousands)		Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Seq. Quarter	Year over Year
Average yield on loans and leases	a / aa	5.95%	5.55%	4.92%	4.41%	3.94%	0.40	2.01
Less: Acquired loan accretion - rate related (2),(3)	b / aa	0.33%	0.16%	0.01%	0.01%	0.02%	0.17	0.31
Less: Acquired loan accretion - credit related (3)	c / aa	0.08%	0.05%	—%	—%	—%	0.03	0.08
Adjusted average yield on loans and leases	d / aa	5.54%	5.34%	4.91%	4.40%	3.92%	0.20	1.62

Average yield on taxable securities	e / ab	3.77%	3.26%	2.40%	2.23%	2.03%	0.51	1.74
Less: Acquired taxable securities accretion - rate related	f / ab	1.61%	1.26%	—%	—%	—%	0.35	1.61
Adjusted average yield on taxable securities	g / ab	2.16%	2.00%	2.40%	2.23%	2.03%	0.16	0.13

Average yield on non-taxable securities (1)	h / ac	3.70%	3.72%	3.13%	3.10%	3.13%	(0.02)	0.57
Less: Acquired non-taxable securities accretion - rate related	i / ac	1.05%	0.84%	—%	—%	—%	0.21	1.05
Adjusted yield on non-taxable securities (1)	j / ac	2.65%	2.88%	3.13%	3.10%	3.13%	(0.23)	(0.48)

Average yield on interest-earning assets (1)	k / ad	5.48%	5.19%	4.62%	4.10%	3.53%	0.29	1.95
Less: Acquired loan and securities accretion - rate related	l / ad	0.55%	0.31%	0.01%	0.01%	0.01%	0.24	0.54
Less: Acquired loan accretion - credit related	c / ad	0.06%	0.04%	—%	—%	—%	0.02	0.06
Adjusted average yield on interest-earning assets (1)	m / ad	4.87%	4.84%	4.61%	4.09%	3.52%	0.03	1.35

Average rate on interest-bearing deposits	n / ae	1.64%	1.32%	0.77%	0.23%	0.11%	0.32	1.53
Less: Acquired deposit accretion	o / ae	—%	—%	—%	—%	—%	—	—
Adjusted average rate on interest-bearing deposits	p / ae	1.64%	1.32%	0.77%	0.23%	0.11%	0.32	1.53

Average rate on interest-bearing liabilities	q / af	2.45%	1.82%	1.05%	0.39%	0.20%	0.63	2.25
Less: Acquired interest-bearing liabilities accretion (2)	r / af	—%	—%	—%	—%	—%	—	—
Adjusted average rate on interest-bearing liabilities	s / af	2.45%	1.82%	1.05%	0.39%	0.20%	0.63	2.25

Net interest margin (1)	t / ad	3.93%	4.08%	4.01%	3.88%	3.41%	(0.15)	0.52
Less: Acquired loan, securities, and interest-bearing liabilities accretion - rate related	u / ad	0.55%	0.31%	—%	0.01%	0.01%	0.24	0.54
Less: Acquired loan accretion - credit related	c / ad	0.06%	0.04%	—%	—%	—%	0.02	0.06
Adjusted net interest margin (1)	v / ad	3.32%	3.73%	4.01%	3.87%	3.40%	(0.41)	(0.08)

(1)Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2) Includes discount accretion related to UHC's 2014 acquisition of Sterling Financial Corporation.
(3)The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at closing.

Columbia Banking System, Inc. Reports Second Quarter 2023 Results
July 19, 2023

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Six Months Ended
($ in thousands)		Jun 30, 2023	Jun 30, 2022	Year over Year
Loans and leases interest income	a	$964,723	$444,074	117%
Less: Acquired loan accretion - rate related (2), (3)	b	42,380	2,501	nm
Less: Acquired loan accretion - credit related (3)	c	10,906	—	nm
Adjusted loans and leases interest income	d=a-b-c	$911,437	$441,573	106%

Taxable securities interest income	e	$122,065	$36,151	238%
Less: Acquired taxable securities accretion - rate related	f	50,157	—	nm
Adjusted Taxable securities interest income	g=e-f	$71,908	$36,151	99%

Non-taxable securities interest income (1)	h	$12,078	$3,447	250%
Less: Acquired non-taxable securities accretion - rate related	i	3,175	—	nm
Adjusted Taxable securities interest income (1)	j=h-i	$8,903	$3,447	158%

Interest income (1)	k	$1,153,544	$492,948	134%
Less: Acquired loan and securities accretion - rate related	l=b+f+i	95,712	2,501	nm
Less: Acquired loan accretion - credit related	c	10,906	—	nm
Adjusted interest income (1)	m=k-l-c	$1,046,926	$490,447	113%

Interest-bearing deposits interest expense	n	$164,021	$7,931	nm
Less: Acquired deposit accretion	o	(373)	—	nm
Adjusted interest-bearing deposits interest expense	p=n-o	$164,394	$7,931	nm

Interest expense	q	$293,007	$15,309	nm
Less: Acquired interest-bearing liabilities accretion (2)	r	(487)	(114)	327%
Adjusted interest expense	s=q-r	$293,494	$15,423	nm

Net Interest Income (1)	t	$860,537	$477,639	80%
Less: Acquired loan, securities, and interest-bearing liabilities accretion - rate related	u=l-r	95,225	2,387	nm
Less: Acquired loan accretion - credit related	c	10,906	—	nm
Adjusted net interest income (1)	v=t-u-c	$754,406	$475,252	59%

Average loans and leases	aa	33,603,781	23,061,173	46%
Average taxable securities	ab	6,818,764	3,533,930	93%
Average non-taxable securities	ac	652,332	227,218	187%
Average interest-earning assets	ad	43,283,329	29,235,926	48%
Average interest-bearing deposits	ae	22,058,850	15,459,597	43%
Average interest-bearing liabilities	af	27,034,125	16,353,064	65%

(1)Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2)Includes discount accretion related to UHC's 2014 acquisition of Sterling Financial Corporation.
(3)The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at closing.

Columbia Banking System, Inc. Reports Second Quarter 2023 Results
July 19, 2023

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Six Months Ended
($ in thousands)		Jun 30, 2023	Jun 30, 2022	Year over Year
Average yield on loans and leases	a / aa	5.77%	3.86%	1.91
Less: Acquired loan accretion - rate related (2),(3)	b / aa	0.25%	0.02%	0.23
Less: Acquired loan accretion - credit related (3)	c / aa	0.07%	—%	0.07
Adjusted average yield on loans and leases	d / aa	5.45%	3.84%	1.61

Average yield on taxable securities	e / ab	3.58%	2.05%	1.53
Less: Acquired taxable securities accretion - rate related	f / ab	1.48%	—%	1.48
Adjusted average yield on taxable securities	g / ab	2.10%	2.05%	0.05

Average yield on non-taxable securities (1)	h / ac	3.70%	3.03%	0.67
Less: Acquired non-taxable securities accretion - rate related	i / ac	0.98%	—%	0.98
Adjusted yield on non-taxable securities (1)	j / ac	2.72%	3.03%	(0.31)

Average yield on interest-earning assets (1)	k / ad	5.35%	3.38%	1.97
Less: Acquired loan and securities accretion - rate related	l / ad	0.45%	0.02%	0.43
Less: Acquired loan accretion - credit related	c / ad	0.05%	—%	0.05
Adjusted average yield on interest-earning assets (1)	m / ad	4.85%	3.36%	1.49

Average rate on interest-bearing deposits	n / ae	1.50%	0.10%	1.40
Less: Acquired deposit accretion	o / ae	—%	—%	—
Adjusted average rate on interest-bearing deposits	p / ae	1.50%	0.10%	1.40

Average rate on interest-bearing liabilities	q / af	2.19%	0.19%	2.00
Less: Acquired interest-bearing liabilities accretion (2)	r / af	—%	—%	—
Adjusted average rate on interest-bearing liabilities	s / af	2.19%	0.19%	2.00

Net interest margin (1)	t / ad	3.99%	3.28%	0.71
Less: Acquired loan, securities, and interest-bearing liabilities accretion - rate related	u / ad	0.44%	0.02%	0.42
Less: Acquired loan accretion - credit related	c / ad	0.05%	—%	0.05
Adjusted net interest margin (1)	v / ad	3.50%	3.26%	0.24

(1)Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2) Includes discount accretion related to UHC's 2014 acquisition of Sterling Financial Corporation.
(3)The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at closing.